Exhibit 4.1

                               FIRST BANCORP, INC.
                                      2005
                           INCENTIVE STOCK OPTION PLAN

         1. Purpose of the Plan. The purpose of the First Bancorp, Inc., 2005 Incentive Stock Option Plan (the "Plan") is to provide First Bancorp, Inc., (the "Corporation") with an effective means of attracting, retaining and motivating employees by encouraging them to acquire an ownership interest in the Corporation thereby increasing their proprietary interest in the Corporation's success. Subject to the limitations set forth below, the Plan provides for the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), to eligible employees.

         2. Administration and Authority of Board. The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). Subject to the express provisions of the Plan, the Board shall have full authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option, the terms of each option, the vesting schedule of each option, and whether and when the exercise of an option may be accelerated. Subject to the express provisions of the Plan, the Board shall also have full authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective options which terms and provisions need not be the same in each case, and including such terms and provisions as shall be requisite in the judgment of the Board to provide for stock options which qualify as "incentive stock options" under
Section  422 of the Code as the same is and shall be amended  from time to time,


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including any amendment which supersedes said Section 422, and to make all other determinations deemed necessary or advisable in administering the Plan. The determinations of the Board on the matters referred to in this Paragraph 2 shall be conclusive and binding on all participants in the Plan, their legal representatives, heirs and beneficiaries. The Board may, from time to time, appoint a committee consisting of not less than three (3) non-employee Directors and may delegate to such committee full power and authority to do and perform all acts and things required or permitted to be taken and done by the Board herein, and all responsibilities and duties placed upon the Board herein. Actions of such committee shall be by majority vote and an action by majority vote of the committee, either with or without a meeting, shall be binding on the committee.

         No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder. In addition, members of the Board shall be eligible for indemnification from the Corporation, pursuant to the Corporation's bylaws, for any expenses, judgments or other costs incurred as a result of a lawsuit filed against them or any one of them claiming any rights or remedies due to their participation in the administration of the Plan.

         3. Eligibility. The employees eligible to participate in the Plan shall consist of employees of the Corporation and its subsidiaries, whether or not such employees are Directors of the Corporation, as determined by the Board. Subject to the limitations of the Plan, the Board shall, after consultation with and consideration of the recommendation of management, select the employees to


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participate.  More than one  option  may be  granted  to the same  person if the person is an eligible recipient under the Plan.

         4. Shares Subject to the Plan. A total of three hundred fifty thousand (350,000) shares of the common stock of the Corporation ("Common Stock") shall be subject to the Plan. Such total number of shares is subject to adjustment pursuant to Paragraph 11 hereof. Should any option expire or terminate without being fully exercised, the unpurchased shares subject thereto may again be optioned pursuant to the provisions hereof. Such shares may be either authorized but unissued shares, or treasury shares, at the discretion of the Board.

         5. Terms of Option. Each option granted herein shall be so designated in an Incentive Stock Option Agreement ("Option Agreement") entered into between the Corporation and the employee ("Optionee"). Each option granted pursuant to this Plan shall be exercisable pursuant to the terms of this Paragraph and the Option Agreement.

         a. Number of Shares. Each Option Agreement shall state the number of shares to which it pertains.

         b. Option Price. Each Option Agreement shall state the purchase price of the Common Stock under each option. The purchase price shall be determined by the Board, but such purchase price shall not be less than one hundred (100%) percent of the fair market value of the Common Stock, as determined by the Board at the time of the grant of the option. The Board shall determine fair market value without regard to any restriction other than a restriction which, by its terms, will never lapse. Notwithstanding the foregoing, in the case of an option granted to any Optionee then owning or treated as owning more than ten (10%) percent of the total combined voting power of all classes of stock of the Corporation or any related corporation, the purchase price per share of the Common Stock subject to option shall be not less than one hundred ten (110%) percent of the fair market value of the Common Stock on the date of grant of the option, determined in good faith as aforesaid. Fair market value shall be determined by the Board or committee, as the case may be, on the basis of such factors as either deems appropriate; provided, however, that fair market value


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shall be determined  without regard to any restriction  other than a restriction which, by its terms, will never lapse, and further provided that if at the time the determination of fair market value is made, the Common Stock is admitted to trading on a national securities exchange for which sales prices are regularly reported, fair market value shall not be less than the mean of the high and low asked or closing sales price reported for the Common Stock on that exchange on the date of the grant (or most recent trading day preceding the date on which the option is granted). For purposes of this Plan, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation system and the over the counter market.

         c. Option Term. Each Option Agreement shall state the term during which the Optionee may exercise the incentive stock option granted pursuant to this Plan. Such term shall in no event end later than ten (10) years from the date such option is granted; provided, however, that in the case of an option granted to any Optionee then owning or treated as owning more than ten (10%) percent of the total combined voting power of all classes of stock of the Corporation or any related corporation, such time period shall end no later than five (5) years from the date such option is granted. The term of the option may be reduced on account of the death, disability or termination of employment of the Optionee as provided below.

         d. Vesting Schedule. Each Option Agreement shall contain a vesting schedule to which the option is subject. In determining the number of options vested an Optionee shall not receive fractional options. If the product resulting from multiplying the vested percentage by the allocated option results in a fractional option, then an Optionee's vested right shall be to the whole number of options disregarding any fractional option. In the event any Optionee terminates employment for reasons other than death or disability and such Optionee does not have a one hundred (100%) percent vested interest in the Optionee's options under the Plan, then the options which are not vested, based on the schedule in the applicable Option Agreement, shall be forfeited and shall be available again for grant to employees as may be determined by the Board.

         e. Limit on Number of Shares Exercised. Not less than one hundred (100) shares may be exercised at one time unless the number purchased is the total number that may be purchased under the option at that time. No option may be exercised for any fraction of a share of Common Stock.

         f. Partial Exercise Permitted. At any time and from time to time when any option or portion thereof is exercisable, the same may be exercised in whole or in part.

          g. Continuous Employment With Corporation Required. Except as provided in Paragraphs 7, 8 and 9 herein, no option shall be exercisable unless, at the time of the exercise, the Optionee thereof is then, and has been continuously


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since such option was granted to him, an employee of the  Corporation.  Leave of absence from employment from the Corporation, when granted by the Corporation because of temporary illness or disability, or to permit service with the armed forces, or for any other reason, to the extent permitted under the Code shall not be considered an interruption or termination of employment for any purpose under the Plan.

         h. $100,000 Limit. The aggregate fair market value (determined as of the date on which the option is granted) of stock with respect to which options are exercisable for the first time by any Optionee in any calendar year shall not exceed One Hundred Thousand ($100,000) Dollars.

         i. Change In Control. In the event of a Change in Control, all outstanding options shall become exercisable in full immediately prior to the effective date of any such Change in Control regardless of the vesting schedule in the Option Agreement, unless the applicable Option Agreement provides otherwise. "Change in Control" shall mean (i) the acquisition by any person, group of persons or entities of the beneficial ownership or power to vote more than twenty (20%) percent of the Corporation's outstanding stock, (ii) during any period of two (2) consecutive years, a change in the majority of the Board of Directors unless the election of each new Director was approved by at least two thirds (2/3) of the Directors then still in office who were Directors at the beginning of such two (2) year period, or (iii) a reorganization, merger, exchange of shares, combination or consolidation of the Corporation with one or more other corporations or other legal entities in which the Corporation is not the surviving corporation, or a transfer of all or substantially all of the assets of the Corporation to another person or entity.

         6. Exercise of Options. The options granted hereunder shall be exercisable only upon delivery to the Corporation at its main office of a written notice (a) stating the Optionee's election to exercise, (b) specifying the number of shares to be purchased, and (c) enclosing payment for the shares purchased in full in cash or by certified or cashier's check payable to the order of the Corporation. As promptly as practicable thereafter, a certificate or certificates for the number of shares to which the notice refers shall be


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issued,  provided,  however,  that the time of such delivery may be postponed by the Corporation for such period as may be required by the Corporation with reasonable diligence to comply with applicable listing requirements of any securities exchange or to comply with applicable state or federal law. In no case may a fraction of a share be purchased or issued under the Plan.

         An employee shall not, by reason of the Plan and the granting to him of any option hereunder, have or thereby acquire any rights of a shareholder of the Corporation with respect to the shares covered by such option unless and until a certificate for such shares shall have been issued and delivered to him.

         7. Termination of Employment other than Disability or Death. If an Optionee ceases to be employed by the Corporation, or its parent or any of its subsidiaries (or any corporation or a parent or a subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies) for reasons other than death or disability, the Optionee shall have the right at any time within three (3) months thereafter (but in any event no later than the date of the expiration of the option period) to exercise his option with respect to the number of shares which were immediately purchasable by him at the time of termination of employment, and his right to purchase any remaining shares shall terminate forthwith.

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

         8. Termination of Employment Due to Disability. If an Optionee ceases to be employed by the Corporation, or its parent or any of its subsidiaries (or any corporation or a parent or a subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies) due to disability as defined under Section 22(e)(3) of the Code, the Optionee shall have the right at any time within one (1) year thereafter (but in any event no later than the date of the expiration of the option period) to exercise his option. In the event that employment of an Optionee terminates due to disability prior to the date when all options allocated to the Optionee would be one hundred (100%) percent vested in accordance with the vesting schedule in the applicable Option Agreement, all options allocated to such Optionee shall become fully vested and nonforfeitable.

         9. Death of Holder of Option. If an Optionee dies while employed by the Corporation, or its parent or any of its subsidiaries (or any corporation or a parent or a subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), or within three (3) months of retirement, any option or unexercised portion thereof granted to him shall be exercisable at any time prior to the expiration of one (1) year after the date of such death (but in any event no later than the date of the expiration of the option period), but only by the estate of the decedent or by the person or persons to whom such deceased employee's rights under the option shall pass by such deceased employee's will or by the laws of descent and distribution of the state of his domicile at the time of his death. The estate of the decedent or the person or persons so exercising such option after the deceased employee's death shall, simultaneously with the delivery of notice of


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election to exercise  and the payment for the shares  purchased,  deliver to the
Corporation such proof of the right of such estate or such person or persons to exercise the option as may reasonably be required the Board and counsel.

         In the event an Optionee terminates employment due to death prior to the date when all options allocated to the Optionee would be one hundred (100%) percent vested in accordance with the vesting schedule in the applicable Option Agreement, all options allocated to such Optionee shall become fully vested and nonforfeitable.

         10. Options Not Transferable. Options granted under the Plan shall not be transferable otherwise than by will or by the laws descent and distribution, and shall be exercisable, during his lifetime, only by the employee to whom the option is granted.

         11.  Adjustment  of  Shares.  In the  event of stock  dividends,  stock splits, recapitalization, combination or exchange of shares, merger, consolidation, reorganization, liquidation and the like, the number of shares subject to the Plan, and the number of shares, the option price, and the exercise date thereof subject to any option, shall be appropriately adjusted by the Board, whose determination shall be conclusive.

         12. Amendment, Suspension and Termination. The Board may at any time amend, suspend or terminate the Plan, provided, however, that the Board shall not, without the approval of the shareholders of the Corporation, (a) increase the maximum number of shares to which options may be granted, (b) change the minimum purchase price per share, (c) extend the period during which options may be granted or exercised, or (d) change the class of employees to whom options may be granted. The Board may not modify, impair or cancel any existing option


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without  the  consent  of  the  holder   thereof.   This  Plan  will   terminate
automatically upon the earlier of the date that is ten (10) years from the date this Plan is adopted by the Board of Directors or the date that is ten (10) years from the date that the holders of two-thirds (2/3) of the Corporation's Common Stock present or represented at a duly held meeting of the shareholders approve this Plan, unless terminated prior thereto as hereinabove provided.

         13. Tax Withholding. The exercise of any option granted under this Plan is subject to the condition that if at any time the Corporation shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation.

         14. Employment. Nothing in the Plan or Option Agreement shall confer upon any eligible employee any right to continued employment by the Corporation, or by its parent or subsidiary corporations, or limit in any way the right of the Corporation to alter the terms of employment.

         15. Effective Date. The Plan was adopted by the Board on March 16, 2005, and shall become effective upon approval by the shareholders of the Corporation at a meeting to be held within twelve (12) months after said adoption date. Should the shareholders fail to so approve it within twelve (12) months after said adoption date, the Plan and all options granted hereunder shall be void. Any option under this Plan shall be granted within ten (10) years of the date on which the Plan is adopted or the date the Plan is approved by the holders of two-thirds (2/3) of the Corporation's Common Stock present or represented at a duly held meeting of the shareholders, whichever is earlier.


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STATE OF SOUTH CAROLINA             )             2005 INCENTIVE
                                    )        STOCK OPTION AGREEMENT
COUNTY OF SPARTANBURG               )


         THIS AGREEMENT is made this _______ day of _______________, 20_____ by and between FIRST BANCORP, INC., ("Corporation") and _________________________ ("Optionee"):

                              W I T N E S S E T H:

         WHEREAS Optionee is a valued and trusted employee of the Corporation and the Corporation considers it desirable and in its best interest to encourage Optionee to invest in the common stock of the Corporation ("Common Stock"), thereby increasing Optionee's proprietary interest in the Corporation's success by possessing an option to purchase such Common Stock of the Corporation in accordance with the First Bancorp, Inc., 2005 Incentive Stock Option Plan ("Plan") adopted by the Board of Directors of the Corporation on March 16, 2005 and approved by the shareholders on ----------------------.

         NOW THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

         1. Grant of option. The Corporation hereby grants to Optionee the right, privilege and option to --------------- purchase ________________ (_____________) shares of its Common Stock at the purchase price of ________________ (_____________) Dollars per share, in the manner and subject to the conditions hereinafter provided.

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         2. Time of exercise of option. The option shall be exercisable pursuant to the terms of this agreement at any time and from time to time during the period commencing on ________________ and ending ________________ (being at most ten (10) years from the date of this grant or at most five (5) year from the date of this grant in the case of an Optionee owning or treated as owning ten (10%) percent or more of the outstanding Common Stock of the Corporation or any related corporation).

         3. Vesting. The right to exercise this option shall accrue in increments subject to the following vesting schedule:

                  Anniversary of
                   Date of Grant            Percentage Vested

                         #                          #
                         #                          #
                         #                          #
                         #                          #
                         #                          #

         All options previously not vested and subject to forfeiture shall vest and become nonforfeitable upon the occurrence of the termination of Optionee's employment by the Corporation by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code") or death or upon the occurrence of Change in Control in the Corporation as described in the Plan.

         The incremental rights to exercise the option herein granted may be exercised in whole or in part and shall be cumulative.

         4.  Method  of  exercise.   The  option  granted   hereunder  shall  be
exercisable  only  upon  delivery  to the  Corporation  at its main  office of a


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written notice (a) stating Optionee's  election to exercise,  (b) specifying the number of shares to be purchased, and (c) enclosing payment for the shares purchased in full in cash or certified or cashier's check made payable to the order of the Corporation. As promptly as practicable thereafter, a certificate or certificates for the number of shares to which the notice refers shall be issued, provided, however, that the time of such delivery may be postponed by the Corporation for such period as may be required by the Corporation with reasonable diligence to comply with applicable listing requirements of any securities exchange or to comply with applicable state or federal law. Not less than one hundred (100) shares may be exercised at one time unless the number purchased is the total number that may be purchased under the option at that time. In no case may a fraction of a share be purchased or issued under the Plan. Optionee shall not, by reason of the granting of the within option, have or acquire any rights of a shareholder of the Corporation with respect to the shares covered by this option unless and until a certificate for such shares shall have been issued and delivered to him.

         5. Termination of option. Except as otherwise stated, the option, to the extent not heretofore exercised, shall terminate upon the first to occur of the following events:

         (a) The expiration of three (3) months after the date on which Optionee's employment by the Corporation is terminated (except if such termination be by reason of death or disability as defined in Section 22(e)(3) of the Code).

         (b) The expiration of one (1) year after the date on which Optionee's employment by the Corporation is terminated, if such termination be by reason of Optionee's disability as defined in Section 22(e)(3) of the Code.

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         (c) In the  event  of  Optionee's  death  while  in the  employ  of the
Corporation or within three (3) months of retirement, the expiration of one (1) year after the date of Optionee's death, but the option shall be exercisable only by the estate of Optionee or by the person or persons to whom Optionee's rights under the option shall pass by Optionee's will or by the laws of descent and distribution in the state of his domicile at the time of his death, and then only if and to the extent that Optionee was entitled to exercise the option at the date of his death. The estate of Optionee or the person or persons so exercising such an option after Optionee's death shall, simultaneously with the delivery of notice of action to exercise and the payment for the shares purchased, deliver to the Corporation such proof of the right of such estate or such person or persons to exercise as may be reasonably required by the Corporation or its counsel.

         (d) ________________ (being the expiration of ten (10) years from the date of this option or five (5) years from the date of this option in the case of a ten (10%) percent owner).

         6. Stock dividends, merger, etc. In the event of stock dividends, stock splits, recapitalization, combination or exchange of shares, merger, consolidation, reorganization, liquidation or the like, the number of shares, the option price, and the exercise date thereof subject to this option shall be appropriately adjusted by the Board of Directors of the Corporation, whose determination shall be conclusive.

         7. Transfer. This option is non-transferable by Optionee, except in the event of his death as provided in 5(c) above, and during his lifetime is exercisable only by him.

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

         8. Binding effect. This agreement shall inure to the benefit of and be binding upon according to its terms, the parties hereto and their respective heirs, personal representatives, administrators, successors and permitted assigns.

         9. Amendments. Except as otherwise provided herein, this agreement may be amended only by a subsequent agreement in writing and executed by the parties hereto.

         IN WITNESS WHEREOF, the parties have caused this agreement to be executed on the day and year first above written.


WITNESSES:                                  FIRST BANCORP, INC.,

-------------------------                   By:---------------------------------

-------------------------                   Its:--------------------------------



WITNESSES:

-------------------------           -----------------------------------

                                    --------------, OPTIONEE
-------------------------




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                          NOTICE OF EXERCISE OF OPTION


TO:      First Bancorp, Inc.,, Spartanburg, S.C.
         1450 John B. White Sr. Boulevard
         Spartanburg, South Carolina 29301


         The undersigned does hereby give notice pursuant to Paragraph 3 of the First Bancorp, Inc., 2005 Incentive Stock Option Agreement dated _________________, 20_____ by and between First Bancorp, Inc., and the undersigned, as Optionee, of the election by the undersigned to exercise the option granted under said agreement by the purchase of _______________ shares of common stock of First Bancorp, Inc., at a purchase price of $____________ per share. The undersigned hereby tenders with the delivery of this notice $_______________ as payment in full of the purchase price of said stock.


----------------------------        -----------------------------------
        Date                        -------------------, Optionee


WITNESSES:

----------------------------

----------------------------




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